UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 27, 2008

U. S. Precious Metals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Celebration Boulevard, Suite A, Celebration, Florida	34747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:  (407) 566-9310

        N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (11-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 8.01

Other Events

On June 27, 2008, U. S. Precious Metals, Inc. (the "Company") issued a press release announcing the recent positive results in its gold, silver and copper drilling activities in southern Michoacan, Mexico.

The Company also announced that it had retained the firm Applied Minerals to complete a NI 43-101 report to ascertain the mineral reserves in the area, and that it has commenced construction of a metallurgical and chemistry laboratory in its warehouse facility in Morelia, Michoacan, Mexico.

The Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

(C) EXHIBIT 99.1     JUNE 27, 2008 PRESS RELEASE

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

U.S. Precious Metals, Inc.

(Registrant)

/s/ M. Jack Kugler

_______________________________

M. Jack Kugler, CEO

Date:  June 27, 2008

Exhibit 99.1

June 27, 2008 Press Release

U.S. Precious Metals Has Positive Results in its Gold, Silver and Copper Drilling Campaign; Other Related News

CELEBRATION, Fla., Jun 27, 2008 (BUSINESS WIRE) -- U.S. Precious Metals, Inc. (USPR.OB OTCBB) ("USPR"), through its CEO M. Jack Kugler, announced today that the drilling campaign in southern Michoacan, Mexico continues to produce ore intercepts.  Drill hole number 3 intersected a 40 foot section of a quartz sulfide vein.  The intercept is dominated by pyrite with gold, silver and copper values.

The most important hole of the drilling campaign thus far is drill hole number 5.  Hole number 5 contains multiple intervals of sulfide mineralization totaling 136 feet, including one 43 foot intercept.  The mineralization consists of chalcopyrite, a copper bearing mineral, pyrite and pyrrhotite (minerals known to carry gold and silver), sphalerite, a zinc bearing mineral and traces of galena (the primary ore of lead), occurring in quartz veins and meta-sediments.  In addition, the Niton XRF Analyzer has indicated significant copper, silver and zinc values for selected sections of the core samples including the 43 foot intercept.  The XRF analyzer also detected significant amounts of other metals and the company is awaiting confirmation of these metals by the assayer.  The core from drill hole number 5 has been logged and is currently being prepared for assay in the United States.

Drilling has begun on hole number 6, located adjacent to drill hole number 5 but rotated 20 degrees to the north.  Hole number 6 is an attempt to define the mineralization discovered in hole number 5.  In addition, a second drill has been transported to the property.  The second drill is capable of drilling to a depth of 800 meters (2500 feet) and will begin drilling the deeper holes to better define any resources that may lie at greater depths.  The second drill will be used to drill hole number 7, in an effort to define the ore to the south of drill hole number 5.

In other USPR news, Applied Minerals CEO Michael Floersch has been hired to complete a NI 43-101 report to ascertain the mineral reserves in the area.  Mr. Floersch is cofounder of Applied Minerals and has worked for Marquette Minerals and Grasslake Minerals and Mining as an exploration geologist, Stillwater Mining as a grade control geologist, United States Antimony Corp. as Chief Chemist and Metallurgist and is currently a member of the board of directors and a technical advisor for Bear River Zeolite Co.  Mr. Kugler said that a NI 43-101 certified geologist had visited the southern Michoacan, Mexico concession and a resource estimate had been prepared in the past.  However, a new resource estimate, a NI 43-101 compliant resource estimate, is necessary and Applied Minerals had been retained to prepare the report. Mr. Floersch is a “Qualified Professional Person” under the NI 43-101 Canadian certification requirements.

Mr. Kugler went on to say that the metallurgical and chemistry laboratory is currently under construction in our warehouse facility in Morelia, Michoacan, Mexico.  The lab will be responsible for assaying core and surface samples from our continuing exploration program in southern Mexico.  Core samples will continue to be shipped to an independent lab in the United States to maintain the integrity of the assaying for our drilling campaigns.  The lab, equipped with an Atomic Absorbtion Spectrophotometer and equipment for fire assay analysis providing a wide range of analytical capabilities, is expected to be fully operational in short order.

US Precious Metals, Inc. is a gold exploration company operating in Mexico through its wholly owned Mexican subsidiary, U.S. Precious Metals de Mexico. US Precious Metal's common stock is quoted on the OTC Bulletin Board under the symbol "USPR."

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words "anticipate," "believe," "estimate," "plan," "intend" and "expect" and similar expressions, as they relate to U.S. Precious Metals, Inc., or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in the Company's Registration Statement on Form SB-2, as amended, and its Annual Report on Form 10-KSB, as amended, for the year ended May 31, 2007. Except as required by the Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect.

SOURCE: U.S. Precious Metals, Inc.

CONTACT:          U.S. Precious Metals, Inc.

                  Jack Kugler, CEO, 407-566-9310

                  www.usprgold.com